CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 1-K of our report dated March 31, 2019 on the financial statements of YiLoLife Inc. as of and for the years ended December 31, 2018 and December 31, 2017.

Metz & Associates PLLC

Phoenix Arizona
April 29, 2019